UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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LIGHTPATH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LightPath Technologies, Inc.

Annual Meeting of Stockholders

January 31, 2013

Notice and Proxy Statement

December 21, 2012
Dear LightPath Stockholder:

I am pleased to invite you to the Annual Meeting of the Stockholders of LightPath Technologies, Inc.  The meeting will be held on Thursday, January 31, 2013 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel.  The address is 9300 Airport Boulevard, Orlando, FL 32827.

At the meeting, you and the other stockholders will be asked to elect directors, approve an amendment to our Amended and Restated Omnibus Incentive Plan to increase the shares available for future grant thereunder and ratify our independent auditor. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions.

The enclosed Notice and Proxy Statement contain details concerning the foregoing items and any other business to be conducted at the Annual Meeting.  Other detailed information about LightPath and its operations, including its audited financial statements, are included in our Annual Report on Form 10-K, a copy of which is enclosed.  We urge you to read and consider these documents carefully.

We hope you can join us at the meeting.  Whether or not you expect to attend, please read the enclosed Proxy Statement, mark your votes on the enclosed proxy card, sign and date it, and return it to us in the enclosed postage-paid envelope.  Your vote is important, so please return your proxy card promptly.

Sincerely,

Robert Ripp
Chairman of the Board

Corporate Headquarters

2603 Challenger Tech Court, Suite 100 * Orlando, Florida USA 32826 * 407-382-4003

LIGHTPATH TECHNOLOGIES, INC.
2603 Challenger Tech Court, Suite 100
Orlando, Florida USA 32826

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, January 31, 2013

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of LightPath Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, January 31, 2013 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel.  The address is 9300 Airport Boulevard, Orlando, FL 32827 for the following purposes:

1.	To elect Class II directors to the Company’s Board of Directors;

2.	To approve an amendment to the Company’s Amended and Restated Omnibus Incentive Plan (the “Plan”) to increase the shares available for future grants under the Plan by 1,000,000 shares;

3.	To ratify the selection of Cross, Fernandez & Riley LLP as the Company’s independent public accountant; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is December 3, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

J. James Gaynor
President & Chief Executive Officer
Orlando, Florida
December 21, 2012

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, if a broker holds your shares of record, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
 To be held January 31, 2013

LIGHTPATH TECHNOLOGIES, INC.
2603 Challenger Tech Court, Suite 100
Orlando, Florida USA 32826

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of LightPath Technologies, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, January 31, 2013 at 11:00 a.m. EST, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel.  The address is 9300 Airport Boulevard, Orlando, FL 32827.

References in this proxy statement to “LightPath”, “we”, “us”, “our”, or the “Company” refers to LightPath Technologies, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 31, 2013.

This proxy statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended on June 30, 2012, are made available to you on our website, www.lightpath.com.  With respect to the Annual Meeting and all of our future stockholder meetings, please contact Dorothy Cipolla at 1-800-472-3486 ext. 305, or dcipolla@lightpath.com to request a copy of the proxy statement, annual report or proxy card or to obtain directions to such meeting.

 Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on Thursday, January 31, 2013 at 11:00 a.m. EST at the Hyatt Regency Orlando International Airport Hotel.  The address is 9300 Airport Boulevard, Orlando, FL 32827. You are invited to attend the Annual Meeting and we request that you vote on the matters described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about December 21, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on December 3, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 11,801,684 shares of Class A common stock (our only class of common stock) outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 3, 2012 your shares were registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.  Even if you fill out and return your proxy, you may still vote in person if you are able to attend the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 3, 2012 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The following matters are scheduled for the Annual Meeting: (i) the election of three Class II directors to our Board of Directors; (ii) the approval of an amendment to our Amended and Restated Omnibus Plan (the “Plan”) to increase the number of shares available for future grants thereunder and (iii) the ratification of the selection of Cross, Fernandez & Riley LLP as independent auditor.

A vote may also be held on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof, although there is no other business anticipated to come before the Annual Meeting.

Why is it important for me to vote?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not direct your broker how to vote your shares, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the appointment of our independent public accountant under Item No. 3 is a “discretionary” matter.  The election of directors under Item No. 1 and the approval of an amendment to our Plan under Item No. 2 are “non-discretionary” matters.

How do I vote?

With regard to the election of directors, you may vote “For” all nominees listed, you may vote “withhold all”, or you may vote “for all except”.  With regard to the approval of an amendment to the Plan and the ratification of the appointment of our independent public accountant, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•           To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•           To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you fail to complete a proxy card or provide your broker with voting instructions at least ten days before the meeting, your broker will be unable to vote on the election of directors.  Your broker may use his or her discretion to cast a vote on any other routine or discretionary matter.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 3, 2012.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all nominees listed for Item No. 1, “For” the approval of an amendment to our Plan for Item No. 2 and “For” the ratification of our independent public accountant for Item No. 3. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

LightPath will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What is “householding”?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means convenience for security holders and cost savings for companies.

A number of brokers with account holders who are LightPath stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker and also notify us by sending your written request to Investor Relations, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 or by calling Investor Relations at 407-382-4003, ext. 314.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should also contact their broker and notify us in writing or by telephone.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•           You may submit another properly completed proxy card with a later date.

•           You may send a written notice that you are revoking your proxy to LightPath’s Secretary at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.

•           You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For”, “Against”, “Withhold All” and “Abstain” as applicable and other votes, abstentions and broker non-votes. A broker “non-vote” occurs when a nominee/broker holding shares for a beneficial owner does not vote on a particular matter because the nominee/broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  Abstentions will have the same effect as “Against” votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

How many votes are needed to approve the items?

With regard to Item No. 1 (election of directors), the three nominees receiving a plurality of the votes cast at the meeting will be elected as directors of the Company.  A properly executed proxy marked “Withhold All” with respect to the election of directors will not be voted with respect to any director. A properly executed proxy marked “For All Except” will not be voted with respect to the nominee(s) whose number(s) is identified on the line provided. All properly executed proxies, including those marked “Withhold All” or “For all Except” will be counted for purposes of determining whether there is a quorum.

To be approved, Item No. 2 (approval of an amendment to the Plan) must receive “For” votes from holders of a majority of the shares represented and voted at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Not voting on this matter, including broker non-votes, has no effect on the outcome.

With regard to Item No. 3 (ratification of independent auditor), a majority of the votes cast at the meeting will ratify Cross, Fernandez & Riley LLP as independent auditor of the Company.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Class A common stock entitled to vote is represented by votes at the meeting or by proxy. On the record date, there were 11,801,684 outstanding shares (including all restricted stock awards at such date) entitled to vote. Thus, 5,900,842 must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. LightPath will subsequently file a Current Report on Form 8-K within four business days following such results becoming final indicating the results from the Annual Meeting.

When are stockholder proposals for the 2014 Annual Meeting due?

Stockholders interested in presenting a proposal to be considered for inclusion in next year’s proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and the Company’s By-laws.  To be considered for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826 before August 21, 2013, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with all applicable laws and regulations.

If a stockholder wishes to present a proposal at the 2014 Annual Meeting, but the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the By-laws (the “By-law Deadline”).  Under the Company’s By-laws, in order for a proposal to be timely, it must be received by the Company no later than 60 days, nor earlier than 90 days, prior to the annual meeting date.  If a stockholder gives notice of such a proposal after the By-law Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Furthermore, Rule 14a-4 under the Securities Exchange Act also establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”).  The Discretionary Vote Deadline for the 2014 Annual Meeting is November 6, 2013 (45 calendar days prior to the anniversary of the mailing date of this proxy statement).

If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2014 Annual Meeting.  A properly submitted proposal received after the Discretionary Vote Deadline but before the By-law Deadline would be eligible to be presented at the annual meeting, however, the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

How do I get a copy of the exhibits filed with the Company’s Form 10-K?

A copy of the Company’s Annual Report for 2012, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2012, and consolidated financial statements, has been delivered to you with this proxy statement. We will provide to any stockholder as of the Record Date, who so specifically requests in writing, a copy of the exhibits filed with the Company’s Form 10-K.  Requests for such copies should be directed to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.  In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the SEC website at http://www.sec.gov under the EDGAR archives section.

Where can I get information regarding how to send communications to the Board of Directors and the Company’s policy regarding Board member’s attendance at annual meetings?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors and has adopted a policy regarding Board member’s attendance at annual meetings.  Information regarding these matters is contained on our website at http://www.lightpath.com under “Investor Relations,” “FAQs.”

ITEM NO. 1

ELECTION OF DIRECTORS

LightPath’s Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected at the annual meeting of stockholders.  The current Board of Directors consists of:

Class I	Class II	Class III
Robert Ripp J. James Gaynor	Sohail Khan Dr. Steven Brueck M. Scott Faris	Louis Leeburg Gary Silverman

The Class II directors’ term expires at this annual meeting of stockholders.  The Class III directors’ term expires at the annual meeting of stockholders proposed to be held in 2015.  The Class I directors’ term expires at the annual meeting of stockholders proposed to be held in 2014.

Pursuant to the Company’s Certificate of Incorporation and By-laws, the current Board of Directors or the stockholders may nominate persons for election to the Board of Directors.  In accordance with such governing documents and upon the recommendation of the Board of Directors, Sohail Khan, Dr. Steven Brueck and M. Scott Faris, who are all current members of the Board of Directors, have been nominated by the Board of Directors to serve as Class II directors for a term ending at the third successive annual meeting of stockholders following this Annual Meeting of Stockholders, or until their successor has been duly elected and qualified.

Individuals named as proxies will vote the enclosed proxy “FOR” the election of Mr. Khan, Dr. Brueck and Mr. Faris unless you direct them to withhold your votes.  If Mr. Khan, Dr. Brueck or Mr. Faris become unable or unwilling to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the person named as proxy to vote for substitute nominees proposed by the Board of Directors, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF CLASS II DIRECTORS

Each of our directors and officers serves until his or her successor is elected and qualified.  The names and ages of our directors and officers, the years they became directors or officers, their principal occupations or employment for at least the past five years and certain of their other directorships is set forth below. The Class I directors’ term expires at the annual meeting of stockholders proposed to be held in 2014.  The Class II directors’ term expires at this annual meeting of stockholders.  The Class III directors’ term expires at the annual meeting of stockholders proposed to be held in 2015.

Class I Directors

Robert Ripp, 71 Director (Chairman of the Board)
Mr. Ripp has served as a director of the Company since 1999 and as Chairman of the Board since November 1999. During portions of fiscal year 2002 he also served as the Company’s Interim President and Chief Executive Officer.  Mr. Ripp held various executive positions at AMP Incorporated (“AMP”) from 1994 to 1999, including serving as Chairman and Chief Executive Officer of AMP from August 1998 until April 1999, when AMP was sold to TYCO International Ltd.  Mr. Ripp previously spent 29 years with IBM of Armonk, New York.  He held positions in all aspects of operations within IBM culminating in the last four years as Vice President and Treasurer. He retired from IBM in 1993. Mr. Ripp graduated from Iona College and received a Masters of Business Administration degree from New York University.  Mr. Ripp is currently on the board of directors of Ace, Ltd., and PPG Industries, both of which are listed on the New York Stock Exchange.  Mr. Ripp also serves on the Company’s Compensation and Finance Committees. Mr. Ripp has dedicated over ten years of service to the Company. Mr. Ripp’s extensive business, executive management, and financial expertise gained from various executive positions coupled with his ability to provide leadership skills to access strategic plans, business operational performance, and potential mergers and acquisitions, qualify him for service as a director of our Company.

J. James Gaynor, 61 President & Chief Executive Officer, Director
Mr. Gaynor was appointed as President, Chief Executive Officer and as a director on February 1, 2008 and prior to that served as Interim Chief Executive Officer from September 18, 2007. Mr. Gaynor previously served as the Company’s Corporate Vice President of Operations since July 2006. Mr. Gaynor is also a director of LightPath Optical instrumentation (Shanghai) Co., Ltd. (“LPOI”). Mr. Gaynor is a mechanical engineer with over 25 years business and manufacturing experience in volume component manufacturing in the electronics and optics industries. Prior to joining the Company, from August 2002 to July 2006, Mr. Gaynor was Director of Operations and Manufacturing for Puradyn Filter Technologies. Previous to that, he was Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division. He has also held executive positions with Spectrum Control, Rockwell International and

Corning Glass Works. His experience includes various engineering, manufacturing and management positions in specialty glass, electronics, telecommunications components and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, and cost reduction, acquisitions and business start-up and turnaround success. Mr. Gaynor holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and has worked in the manufacturing industries since 1976. Mr. Gaynor has an in-depth knowledge of the optics industry gained through over 25 years of working in various capacities in the industry and understands the engineering aspects of our business, due to his engineering background. Mr. Gaynor has the experience in: operations and manufacturing in both small and large companies, cost reduction programs with turnaround and start-up companies and management, all of which are necessary to lead our Company and qualify him for service as a director.

Class II Directors
Sohail Khan, 58 Director
Mr. Khan has served as a director of the Company since February 2005. He is the principal of K5 Innovations, a technology consulting venture. He was the President and Chief Executive Officer of SiGe Semiconductor (“SiGe”), a leader in silicon based RF front end solutions which was acquired by Skyworks in June 2011. Prior to SiGe, Mr. Khan was Entrepreneur in Residence and Operating Partner of Bessemer Venture Partners, a venture capital group focused on technology investments. From 1996 to 2006 he held various executive positions with Agere Systems/Lucent Technologies ending as Executive Vice President and Chief Strategy & Development Officer of Agere Systems. Mr. Khan has also held various management positions at NEC Electronics, Intel and the National Engineering Services of Pakistan. Mr. Khan received a Bachelor of Science in Electrical Engineering from the University of Engineering and Technology in Pakistan. Additionally, he received a Masters of Business Administration from the University of California at Berkeley. Mr. Khan serves on the board of directors for Gainspan Corporation. Mr. Khan also serves on the Company’s Compensation Committee. Mr. Khan’s experience in venture financing, specifically technology investments, is an invaluable asset Mr. Khan contributes to the Board composition. In addition, Mr. Khan’s significant experience in executive management, profit and loss management, mergers and acquisitions and capital raising, as well as his background in engineering qualifies him for service as a director of our Company.

Dr. Steven Brueck, 58 Director
Dr. Brueck has served as a director of the Company since July 2001. He is the Director of the Center for High Technology Materials (CHTM) and Distinguished Professor of Electrical and Computer Engineering and Professor of Physics at the University of New Mexico in Albuquerque, New Mexico, which he joined in 1985. He is a graduate of Columbia University with a Bachelor of Science degree in Electrical Engineering and a graduate of the Massachusetts Institute of Technology where he received his Masters of Science degree in Electrical Engineering and Doctorate of Science degree in Electrical Engineering. Dr. Brueck is a fellow of the OSA, the IEEE and the AAAS. Dr. Brueck serves on the Company’s Audit Committee. Dr. Brueck’s expertise in optics and optics applications, as well as his extensive research experience in nanoscale lithography, visible infrared optics and semiconductor components qualify him for service as a director of our Company.

M. Scott Faris, 47 Director
Mr. Faris has served as a director of the Company since December 2011. Mr. Faris is an experienced entrepreneur with almost two decades of operating, venture-financing and commercialization experience, involving more than 20 start-up and emerging-growth technology companies. Mr. Faris founded the Astralis Group, a strategy advisor, in 2002 and he provides consulting to start-up companies. Mr. Faris was the founder and Chief Executive Officer of Planar Energy, a company that developed transformational ceramic solid state battery technology and products. Planar Energy is a spin-out of the U.S. Department of Energy’s National Renewable Energy Laboratory. Mr. Faris founded Planar Energy in June 2007.  From October 2004 to June 2007, Mr. Faris was a partner with Corporate IP Ventures (formerly known as MetaTech Ventures), an early stage venture fund specializing in defense technologies. From September 2001 to October 2004, Mr. Faris was the Chairman and Chief Executive Officer of Waveguide Solutions, a developer of planar optical light wave circuit and micro system products, a spin out of the University of North Carolina, Charlotte.  From August 1997 to September 2001, he was a director and Chief Operating Officer of Ocean Optics, Inc., a precision-optical-component and fiber-optic-instrument spin out of the University of South Florida.  Mr. Faris was also the founder and Chief Executive Officer of Enterprise Corporation, a technology accelerator and served as a director of the Florida Seed Capital Fund and Technology Commercialization at the Center for Microelectronics Research.  Mr. Farris received a Bachelor of Science degree in Management Information Systems from Penn State University in 1988. Mr. Faris is currently on the board of directors of Spectra Health, Inc. and Open Photonics, Inc., both of which are private companies.  Mr. Faris also serves on the Company’s Audit Committee. Mr. Faris’s significant experience in executive management positions at various optical component companies, his experience in the commercialization of optical and opto-electronic component technology and his background in optics, technology and venture capital qualify him for service as a director of our Company.

Class III Directors
Louis Leeburg, 59 Director
Mr. Leeburg has served as a director of the Company since May 1996.  Mr. Leeburg is currently a self-employed business consultant.  From 1988 until 1993 he was the Vice President for Finance of The Fetzer Institute, Inc. From 1980 to 1988 he was in financial positions with different organizations with an emphasis in financial management.  Mr. Leeburg was an audit manager for Price Waterhouse & Co. until 1980.  Mr. Leeburg received a Bachelor of Science degree in Accounting from Arizona State University.  He is a member of Financial Foundation Officers Group and the treasurer and trustee for the John E. Fetzer Memorial Trust Fund and The Institute for Noetic Sciences.  Mr. Leeburg also serves on the Company’s Audit and Finance Committees. Mr. Leeburg has a broad range of experience in accounting and financial matters.  His expertise gained in various roles in financial management and investment oversight for over thirty years coupled with his knowledge gained as a CPA add invaluable knowledge to our Board and qualify him for service as a director of our Company.

Gary Silverman, 73 Director

Mr. Silverman has served as a director of the Company since September 2001.  Mr. Silverman is currently the managing partner of GWS Partners, established in 1995 to conduct searches for senior-level executives and board of director candidates for a broad cross section of publicly held corporations.  From 1983 to 1995 he worked for Korn/Ferry International as an executive recruiter and held the position of Managing Director. He spent fourteen years with Booz, Allen & Hamilton, and in his last position as Vice President and Senior Client Officer was responsible for generation of new business, the management of client assignments and the development of professional staff.  Mr. Silverman is a graduate of the University of Illinois with both a Bachelor of Science degree and Masters of Science degree in Finance.  Mr. Silverman also serves on the Company’s Compensation Committee and Audit Committee. Mr. Silverman contributes a unique attribute to our Board in that he has extensive experience in human resource management, financial management and control and strategic management. Mr. Silverman’s background in advising companies in the development of professional staff qualifies him for service as a director of our Company.

Executive Officers Who Do Not Serve as Directors

Dorothy Cipolla, 56 Chief Financial Officer, Secretary and Treasurer
Ms. Cipolla has been the Company’s Chief Financial Officer, Secretary and Treasurer since February 2006. Ms. Cipolla has also been a director of LPOI since 2006. Ms. Cipolla was Chief Financial Officer and Secretary of LaserSight Technologies, Inc., (“LaserSight”) from March 2004 to February 2006. Prior to joining LaserSight, she served in various financial management positions. From 1994 to 1999, she was Chief Financial Officer and Treasurer of Network Six, Inc., a NASDAQ-listed professional services firm. From 1999 to 2002, Ms. Cipolla was Vice President of Finance with Goliath Networks, Inc., a privately held network consulting company. From 2002 to 2003, Ms. Cipolla was Department Controller of Alliant Energy Corporation, a regulated utility. She received a Bachelor of Science degree in Accounting from Northeastern University and is a Certified Public Accountant in Massachusetts.  Ms. Cipolla is also a director of LPOI.

Dr. Brian Soller, 38 Vice President of Business Development and Sales
Dr. Soller started serving as the Company’s Vice President of Business Development and Sales in September 2010. Previously, Dr. Soller was Corporate Vice President of Strategic Business Development at Luna Innovations Incorporated (“Luna”) from June 2009 to August 2010, where he focused on corporate growth via strategic alliances, marketing and sales and channel strategy. Dr. Soller also held the following positions at Luna: Division President of the Products Division from January 2008 to May 2009, Vice President & General Manager of the Luna Technologies Division from November 2006 to December 2007, and Business Unit Director of the Products Division from October 2005 to November 2006.  From December 2001 to September 2005, he was a Senior Optical Engineer at Luna. Dr. Soller is a Goldwater scholar who received his Bachelor of Science degree in mathematics and physics from the University of Wisconsin-LaCrosse. He conducted his doctoral studies as a National Defense Science and Engineering Graduate fellow in optical science at the University of Rochester in New York. He has authored numerous publications and has several patents pending.

Alan Symmons, 41 Corporate Vice President of Engineering
Mr. Symmons has been the Company’s Director of Engineering since October 2006. In September 2010, he was promoted to Corporate Vice President of Engineering. Prior to joining LightPath, Mr. Symmons was Engineering Manager for Aurora Optical, a subsidiary of Multi-Fineline Electronix, (“MFLEX”), dedicated to the manufacture of cell phone camera modules. From 2000 to 2006, Mr. Symmons worked for Applied Image Group – Optics, (“AIG/O”), a recognized leader in precision injection molded plastic optical components and assemblies, working up to Engineering Manager. AIG/O was purchased by MFLEX in 2006. Prior to 2000, Mr. Symmons held engineering positions at Ryobi N.A., SatCon Technologies and General Dynamics. Mr. Symmons has a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Masters of Business Administration degree from the Eller School of Management at the University of Arizona.

Meetings of the Board of Directors and its Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Finance Committee.  The Board of Directors does not have a standing nominating committee.  The entire Board of Directors met seven times, including telephonic meetings, during fiscal year 2012.  All of the directors attended 92% or more of the meetings of the Board of Directors and the meetings held by committees of the Board of Directors on which they served. Six of seven of the then elected directors attended the 2011 Annual Meeting of Stockholders on February 2, 2012.

It is the Company’s policy that all directors of the Company are required to make a concerted and conscientious effort to attend the Company’s Annual Meeting of the Stockholders in each year during which that director serves as a member of the Board of Directors of the Company.

Audit Committee.  The Audit Committee, which consists of Dr. Steven Brueck, Louis Leeburg (Chairman), M. Scott Faris and Gary Silverman, met four times during fiscal year 2012. The meetings included discussions with management and the Company’s independent auditors to discuss the interim and annual financial statements and the annual report of the Company and the Company’s financial and accounting functions and organization. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.lightpath.com. The Audit Committee’s responsibilities include, among others, direct responsibility for the engagement and termination of the Company’s independent accountants, overseeing the work of the accountants and determining the compensation for their engagement(s). The Board of Directors has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC, the National Association of Securities Dealers (NASD) and the Nasdaq Capital Market.  The Board of Directors has also determined that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules.  Mr. Leeburg’s business experience that qualifies him to be determined an “audit committee financial expert” is described above.

Compensation Committee.  The Compensation Committee, which consists of Sohail Khan, Robert Ripp and Gary Silverman (Chairman), met once during fiscal year 2012. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of certain executive officers of the Company, including the Chief Executive Officer, and the Chief Financial Officer and also administers the Plan, pursuant to which incentive awards, including stock options, are granted to directors, executive officers and key employees of the Company.  The Compensation Committee does not have a charter and may not delegate its authority to other persons.

The Compensation Committee is responsible for establishing, implementing and continually monitoring the Company’s compensation policies and philosophy. The Compensation Committee is responsible for determining executive compensation, including approving recommendations regarding equity awards to all executive officers of the Company.  However, the Compensation Committee does rely on the annual reviews made by the Chief Executive Officer with respect to the performance of each of the Company’s other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers. In the case of the Chief Executive Officer, compensation is determined solely based on the review conducted by the Compensation Committee. Neither the Compensation Committee nor management employed any compensation consultants during fiscal year 2012.

   The Compensation Committee also annually reviews director compensation to ensure non-employee directors are adequately compensated for the time expended in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.  After the Compensation Committee completes their annual review, they make recommendations to the Board of Directors regarding director compensation. For fiscal 2012, the Board determined that the current cash and stock-based incentive compensation awarded to directors was still appropriate.

Finance Committee.  The Finance Committee, which consists of Louis Leeburg and Robert Ripp, did not meet during fiscal year 2012.  The Finance Committee reviews and provides guidance to the Board of Directors and management with respect to the Company’s significant financial policies.  For fiscal 2012, the full Board of Directors performed these functions, especially with regard to matters having to do with the Company’s financing transactions concluded throughout the fiscal year.

All current committee members are expected to be nominated for re-election to the same committees at a Board of Directors’ meeting to be held immediately following the Annual Meeting.

Nominations Process and Criteria

The Board of Directors does not consider it necessary to form a committee of the Board of Directors specifically for governance or nomination matters due to the modest scope of the Company. With respect to nomination matters, all independent directors participate in the consideration of director nominees. The Board of Directors has determined that each current director, except for Mr. Gaynor, meets the independence criteria for members of a nominating committee as set forth in the applicable rules of the Nasdaq Capital Market and the SEC. Due to the status of Mr. Gaynor as the Company’s Chief Executive Officer, he is not an independent board member and may not specifically nominate anyone for Board membership nor vote on the matter of appointments to the Board of Directors.

Additionally, the Board of Directors believes it is not necessary to adopt criteria for the selection of directors. The Board of Directors believes that the desirable background of a new individual member of the Board of Directors may change over time and that a thoughtful, thorough selection process is more important than adopting criteria for directors. The Board of Directors is fully open to utilizing whatever methodology is efficient in identifying new, qualified directors when needed, including using industry contacts of the Company’s directors or professional search firms.

There were no fees paid or due to third parties in fiscal 2012 to identify or evaluate or to assist in evaluating or identifying potential nominees to the Board.

Any stockholder wishing to propose that a person be nominated for or appointed to the Board of Directors may submit such a proposal, according to the procedure described in the stockholder proposal section on page 6 of this proxy statement, to:

Corporate Secretary
LightPath Technologies, Inc.
2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826

Such correspondence will be timely forwarded to the Chairman of the Audit Committee for review and consideration in accordance with the criteria described above. The independent directors will consider director candidates recommended by stockholders.

Director Independence

In accordance with Nasdaq Capital Market and SEC rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq Capital Market listing standards.  Based on these standards, the Board has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

Robert Ripp	Steven Brueck
Gary Silverman	Sohail Khan
Louis Leeburg	M. Scott Faris

All members of the Audit and Compensation Committees are also independent.  The Board of Directors approved a Code of Business Conduct and Ethics on May 3, 2004 (the “Code”).  The Code applies to the Chief Executive Officer, Chief Financial Officer and senior financial officers and the entire Board of Directors.  A copy of the Code is posted on the Company’s website at www.lightpath.com.

Related Transactions

The Board of Directors has not adopted a written policy for related party transaction review. When the Company is contemplating entering into any transaction in which any executive officer, director, nominee or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the full Board of Directors (other than any interested director) for approval.  The discussion by the Board of Directors is documented in the board minutes.

In July 2008, the Board of Directors was presented with a Securities Purchase Agreement with twenty-four institutional and private investors with respect to the private placement of 8% senior convertible debentures. Among the investors were Steven Brueck, J. James Gaynor, Louis Leeburg, Robert Ripp, Gary Silverman and James Magos, all of whom were directors or officers of LightPath at the time of the transaction.  Mr. Ripp invested $250,000 and the others each invested $25,000 or less. The principal amount outstanding on the convertible debenture held by Mr. Ripp is $187,500 as of December 3, 2012. The principal amount outstanding on each of the convertible debentures held by Dr. Brueck, Mr. Gaynor, Mr. Leeburg and Mr. Silverman is $18,750 as of December 3, 2012. Mr. Magos fully converted his convertible debenture into shares of common stock.  The Company previously prepaid all interest due on the convertible debentures through August 1, 2011, the original maturity date. The maturity date of the convertible debentures was extended until August 1, 2013.  The Company prepaid all interest accruing for the period from August 2, 2011 through maturity on August 1, 2013.

Board of Directors Leadership Structure and Role in Risk Oversight

Board Leadership Structure

   The Company’s Board of Directors has chosen to separate the positions of Chairman and Chief Executive Officer, with Mr. Robert Ripp serving as Chairman and Mr. J. James Gaynor serving as Chief Executive Officer.  As Chief Executive Officer and President, Mr. Gaynor is responsible for the day to day leadership and performance of the Company, with the Board being responsible for setting the strategic direction of the Company, as well as overseeing and advising the management of the Company.  The Board believes that the current independent leadership of the Board by the Company’s non-executive Chairman enhances the effectiveness of its oversight of management and provides a perspective that is separate and distinct from that of management.

Role of the Board in Risk Oversight

Our Board of Directors is responsible for the oversight of our operational risk management process.  Our Board has delegated authority for addressing certain risks, and accessing the steps management has taken to monitor, control and report such risks, to our Audit and Finance Committees.  Such risks include risks relating to execution of our growth strategy, the effects of the contracting in the global economy and general financial condition and outlook on customer purchases, component inventory supply, or ability to expand our partner network, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, inventory investment and risk of obsolescence, security of information systems and data, integration of new information systems, credit risk, product liability and costs of reliance on external advisors. The Audit or Finance Committee, as applicable, then reports such risks as appropriate to the Board of Directors.  The Board of Directors initiates discussions with appropriate members of our senior management if, after discussion of such risks, the Board determines that such risks raise questions or concerns about the status of operational risks then facing the Company.

Our Board relies on our Compensation Committee to address significant risk exposures facing the Company with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession and benefit costs, and when appropriate; report these risks to the full Board.

Stockholder Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board of Directors, a committee of the Board of Directors, or any individual director, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary, LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.  The Corporate Secretary will forward all appropriate communications to chairman of the Audit Committee.

AUDIT COMMITTEE REPORT

       The Audit Committee is responsible for, among other things, reviewing and discussing the Company’s audited financial statements with management, discussing with the Company’s independent auditors information relating to the auditors’ judgments about the quality of the Company’s accounting principles, recommending to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the SEC requirements for disclosure of auditors’ services and activities. At the recommendation of the Audit Committee, the Board of Directors first approved a charter for the Audit Committee on November 14, 2000, which was subsequently revised and approved by the Board of Directors on May 10, 2004.

Review of Audited Financial Statements

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended June 30, 2012, as audited by Cross, Fernandez & Riley, LLP, the Company’s independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Cross, Fernandez & Riley, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as may be modified or supplemented. Furthermore, the Audit Committee has received the written disclosures and the letter from Cross, Fernandez & Riley, LLP required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with Cross, Fernandez & Riley, LLP its independence.

       Generally, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. However, the Board of Directors has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of Nasdaq Capital Markets and the SEC, and that at least one member of the Audit Committee, Mr. Leeburg, is an “audit committee financial expert” as defined by SEC rules.  Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management.  Accordingly, the Audit Committee’s oversight does not currently provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Recommendation

Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2012, be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee:
Louis Leeburg, Chairman
Gary Silverman
M. Scott Faris

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 3, 2012, the number and percentage of outstanding shares of the Company’s Class A common stock, owned by: (i) each director (which includes all nominees) at such date, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) directors and executive officers of the Company as a group at such date, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Class A common stock of the Company at such date.

The number of shares beneficially owned by each director or executive officer is determined under SEC rules, and the information is not necessarily indicative of the beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of December 3, 2012, through the exercise of any stock option or other right to purchase, such as a warrant.  Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed may include, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.  The table that follows is based upon information supplied by the executive officer, directors and principal stockholders, or based upon information in Schedule 13Gs filed with the SEC.

	Securities							Percent
	Class A Common Stock							Owned
Name and Address (1)	Restricted (2)	Unrestricted	Warrants	Debentures	Options	Amount of Shares of Class A Common Stock Beneficially Owned		(%)
Robert Ripp, Director	115,700	289,424	212,750	121,753	36,100	775,727	(3)(4)	4%
Gary Silverman, Director	115,700	21,221	11,275	12,175	21,100	181,471	(5)	1%
Louis Leeburg, Director	115,700	22,887	11,730	12,175	6,100	168,592	(6)	1%
Sohail Khan, Director	116,900	—	—	—	6,100	123,000	(7)	1%
Dr. Steven Brueck, Director	115,700	13,908	11,275	12,175	6,100	159,158	(8)	1%
M. Scott Faris, Director	15,000	—	—	—	—	15,000		0%
J. James Gaynor, President & CEO	—	14,432	11,503	12,175	235,000	273,110	(9)	1%
Dorothy Cipolla, CFO, Secretary & Treasurer	—	—	—	—	76,500	89,000		*
Brian Soller, Vice President of Business Development and Sales	—	—	—	—	45,000	45,000		*
Alan Symmons, Vice President of Engineering	—	—	—	—	52,000	52,000		*
All directors and named executive officers currently holding office as a group (10 persons)	594,700	361,872	258,533	170,453	484,000	1,882,058		10%

Berg & Berg Enterprises, LLC	—	1,757,551	—	—	—	1,757,551	(10)	15%

* less than 1%

Notes:
(1)  Except as otherwise noted, each of the parties listed above has sole voting and investment power over the securities listed. The address for all directors and officers is “in care of” LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando, FL 32826. The address for Mr. Berg, as stated on a Schedule 13G filed February 14, 2008, is 10050 Bandley Drive, Cupertino, CA, 94014.
(2)  Restricted stock units awarded to our directors vest over three years. All directors have elected to defer receipt of the shares until after they leave the Board, either by reason or resignation, termination or otherwise, and therefore these shares remain unissued. All unvested restricted stock units for directors will vest upon their resignation or termination from the Board. The amount of restricted stock above reflects both vested and unvested shares included in the restricted stock unit awards. The number of vested shares for each director is as follow: Mr. Ripp – 86,366, Mr. Silverman – 86,366, Mr. Leeburg – 86,366, Mr. Khan – 87,566, Dr. Brueck – 86,366 and Mr. Faris – 0.
(3)  Does not include 7,812 shares of Class A common stock and warrants to purchase 15,000 shares of Class A common stock which are owned by trusts for Mr. Ripp’s adult children and for which he disclaims beneficial ownership.
(4)  Includes 370,603 shares of Class A common stock with respect to which Mr. Ripp has the right to acquire.  Specifically, Mr. Ripp holds a debenture issued by the Company in the principal amount of $187,500, which is currently convertible into 121,753 shares of Class A common stock.  Mr. Ripp also holds warrants which are currently exercisable for an aggregate of 212,750 shares of Class A common stock and options which are currently exercisable for an aggregate of 36,100 shares of Class A common stock.

(5)  Includes 44,551 shares of Class A common stock with respect to which Mr. Silverman has the right to acquire.  Specifically, Mr. Silverman holds a debenture issued by the Company in the principal amount of $18,750, which is currently convertible into 12,175 shares of Class A common stock.  Mr. Silverman also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 21,100 shares of Class A common stock.
(6)  Includes 29,551 shares of Class A common stock with respect to which Mr. Leeburg has the right to acquire.  Specifically, Mr. Leeburg holds a debenture issued by the Company in the principal amount of $18,750, which is currently convertible into 12,175 shares of Class A common stock.  Mr. Leeburg also holds warrants which are currently exercisable for an aggregate of 11,731 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.
(7) Includes 6,100 shares of Class A common stock with respect to which Mr. Khan has the right to acquire.  Specifically, Mr. Khan holds options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.
(8)  Includes 29,551 shares of Class A common stock with respect to which Dr. Brueck has the right to acquire.  Specifically, Dr. Brueck holds a debenture issued by the Company in the principal amount of $18,750, which is currently convertible into 12,175 shares of Class A common stock.  Dr. Brueck also holds warrants which are currently exercisable for an aggregate of 11,276 shares of Class A common stock and options which are currently exercisable for an aggregate of 6,100 shares of Class A common stock.
(9) Includes 103,451 shares of Class A common stock with respect to which Mr. Gaynor has the right to acquire.  Specifically, Mr. Gaynor holds a debenture issued by the Company in the principal amount of $18,750, which is currently convertible into 12,175 shares of Class A common stock.  Mr. Gaynor also holds warrants which are currently exercisable for an aggregate of 11,504 shares of Class A common stock and options which are currently exercisable for an aggregate of 155,000 shares of Class A common stock.
(10)  Excludes 1,011,244 shares of Class A common stock with respect to which Berg & Berg Enterprises, LLC (“BBE”) may have the right to acquire in the future.  Specifically, BBE holds a debenture issued by the Company in the principal amount of $750,000, which would be convertible into 487,013 shares of Class A common stock.  BBE also holds warrants which would be exercisable for an aggregate of 524,231 shares of Class A common stock.  However, neither BBE nor the Company is able to effect any conversion of the debenture or any exercise of the warrants to the extent that after giving effect to such issuance after conversion or exercise, as the case may be, BBE would beneficially own in excess of 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares issuable upon conversion or exercise of the debenture or warrants.  Given that BBE currently holds in excess of 4.99% of the issued and outstanding share of Class A common stock, the debenture cannot be converted and the warrants cannot be exercised.

There are no arrangements known to the Company which may at a subsequent date result in a change-in-control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Class A common stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company.  The SEC has also designated specific due dates for such reports and the Company must identify in this proxy statement those persons who did not properly file such reports when due. To the best of the Company’s knowledge, all required filings in fiscal year 2012 were properly made in a timely fashion.  In making the above statements, the Company has relied solely on its review of copies of the reports furnished to the Company and written representations from certain reporting persons.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives. The Company’s compensation policy is designed to attract and retain qualified key executive officers critical to the Company’s achievement of reaching and maintaining profitability and positive cash flow, and subsequently its growth and long-term success.   To attract, retain, and motivate the executives officers required to accomplish our business strategy, the Compensation Committee establishes our executive compensation policies and oversees our executive compensation practices.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, short-term and long-term goals, and which aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving stockholder value.

It is the objective of the Compensation Committee to have a portion of each executive officer’s compensation contingent upon the Company’s performance as well as upon the individual’s personal performance.  Accordingly, each executive officer’s compensation package is comprised of two elements: (i) base salary, which reflects individual performance and expertise and (ii) bonus and long-term equity incentive awards, which are tied to the achievement of certain performance goals that the Compensation Committee establishes from time to time. Based on the foregoing objectives, the Compensation Committee has structured compensation of our executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals.

The Compensation Committee also evaluates our compensation program to ensure that we maintain the ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers.

In accordance with the advisory vote of our stockholders at the 2011 Annual Meeting of Stockholders, and as determined by the Board of Directors, the Company will include an advisory “say-on-pay” vote in the Company’s proxy statement every three years until the next required stockholder advisory “say-on-frequency” vote.

Setting Executive Compensation.

In making compensation decisions, the Compensation Committee relies on the following:

•	the annual reviews made by the Chief Executive Officer with respect to the performance of each of the Company’s other executive officers;

•	the annual review conducted by the Compensation Committee with respect to the performance of the Chief Executive Officer;

•	compensation paid to executive officers of other manufacturing companies similar in size and scope as the Company and its competitors; and

•	the annual performance of the Company with respect to our short-term and long-term strategic plan.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.  Rather, the Compensation Committee annually reviews information to determine the appropriate level and mix of incentive compensation when determining the Company’s executive compensation plan.

Based on these factors, the Compensation Committee makes compensation decisions, including salary adjustments, annual bonus awards, and long-term equity incentive awards for the Company’s executive officers.

2012 Executive Compensation Components. For the year ended June 30, 2012, the principal components of compensation for executive officers were:

•	base salary; and

•	bonus and long-term equity incentive awards.

Base Salary. Base salaries are determined for each executive officer based on his or her individual qualifications and relevant experience, the strategic goals which he or she was responsible for, the compensation levels at companies which compete with the Company for business and executive talent, and other incentives necessary to attract and retain qualified management. Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to base salaries are based on the annual reviews conducted by the Chief Executive Officer, for all executive officers other than the Chief Executive Officer, the annual review conducted by the Compensation Committee with respect to the Chief Executive Officer and the Compensation Committee’s assessment of each individual executive’s performance. Due to existing economic conditions, no merit based pay increases to base salaries were given to the named executive officers in fiscal 2012.

Bonuses and Long-Term Equity Incentive Awards. We provide executive officers and other key employees with incentive compensation to incentivize and reward them for high performance and achievement of certain Company goals. The bonus program is designed to reward our executive officers for achieving certain financial objections tied to growth and profitability set each year by the Compensation Committee.  The long-term equity incentive awards are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

Bonus Program.  The fiscal 2012 bonus program had two levels of participation: (i) the “level one” participants and (ii) the “level two” participants.  “Level one” participants were eligible to receive a bonus equal to 100% of their base salary, with 50% of such bonus paid in cash and the other 50% paid in stock option awards.  “Level two” participants were eligible to receive a bonus equal to 75% of their base salary, with 50% of such bonus paid in cash and the other 50% paid in stock option awards.

For fiscal 2012, the Compensation Committee set three performance goals tied to the Company’s revenues, gross margin and cash flow.  The maximum potential bonus payout was based on certain achievements of revenue, varying from a 25% potential bonus payment, if the Company had revenues equal to $11.2 million, to a 100% potential bonus payment, if the Company had revenues equal to $13.7 million.  If the revenue performance goal was met, the amount of the bonus payout would be determined by the achievement of the gross margin and cash flow performance goals, with each performance goal tied to 50% of the bonus payout.  For fiscal 2012, the “level one” participant was Mr. Gaynor and the “level two” participants were Ms. Cipolla and Messrs. Symmons and Soller. For fiscal 2012, there was no performance-based incentive compensation for the executive officers as a result of our failure to achieve the revenue performance goal.

Long-Term Equity Incentive Awards.  The Compensation Committee has the latitude to award our executive officers, or other key employees, stock options.  Stock options are awarded under the Plan.  In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate.  Options are awarded at the closing price of the Company’s stock on the date of the grant as determined by NASDAQ.

For fiscal 2012, the Compensation Committee granted discretionary stock options to the executive officers as disclosed in the Narrative Discussion of Summary Compensation section below.

Retirement Benefits. We offer a qualified 401(k) defined contribution plan. The ability of executive officers to participate fully in this plan is limited under IRS and ERISA requirements. The 401(k) plan encourages employees to save for retirement by investing on a regular basis through payroll deductions.

Executive Compensation and Risk. Although a substantial portion of the compensation paid to our executive officers is performance-based, we believe our executive compensation programs do not encourage excessive and unnecessary risk-taking by our executive officers because these programs are designed to encourage our executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. We achieve this balance through a combination of elements in our overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; and cash awards and stock option awards, to encourage alignment with the interests of stockholders.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to (i) the Chief Executive Officer, (ii) the Chief Financial Officer, and (iii) the two other most highly compensated executive officers of the Company serving as an executive officer at the end of fiscal 2012 for services rendered in executive officer capacities to the Company during fiscal 2012 and fiscal 2011. The Company did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company as of the end of fiscal 2012.

			Option	All Other Compensation
Name and Position	Fiscal	Salary	Awards	Compensation	Total
	Year	($)	($)**	($) *	($)
(a)	(b)	(c)	(f)	(i)	(j)
J. James Gaynor	2012	218,943	37,702	—	256,645
President & Chief Executive Officer	2011	199,039	44,632	—	243,671
Dorothy M. Cipolla	2012	159,289	9,587	—	168,876
Chief Financial Officer, Treasurer & Secretary	2011	144,692	15,171	—	159,863
Alan Symmons	2012	135,154	8,460	—	143,614
Corporate Vice President of Engineering	2011	118,103	8,764	—	126,867
Brian Soller	2012	140,538	10,146	—	150,684
Vice President of Business Development & Sales (1)	2011	107,327	7,088	—	114,415

Notes:

* Other Compensation, as defined by SEC rules does not include the amounts that qualify under the applicable de minimis rule for all periods presented. The de minimis rule does not require reporting of perquisites and other compensation that totals less than $10,000 in the aggregate. The nature of these compensatory items include the Company’s matching of elective employee 401(k) deferrals and the Company’s contribution toward the premium cost for employee and dependent medical, dental, life and disability income insurances.

** The disclosed amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2012 in accordance with FASB ASC Topic 718 and thus may include amounts from awards granted in and prior to fiscal 2012.

(1)	Mr. Soller started as Vice President Business Development and Sales on September 13, 2010.

The Company’s Plan includes several available forms of stock compensation of which incentive stock options, non-qualified stock options and restricted stock awards have been granted to date. Most awards granted under the Plan vest ratably over two to four years and generally have three-year to ten-year contract lives.  The initial assumed forfeiture rate used in calculating the fair value of option grants with both performance and service conditions was 20% for 2012 and 20% for 2011.  The forfeiture rate for restricted stock units was 0% for 2012 and 2011. The volatility rate is based on historical trends in common stock closing prices and the expected term was determined based primarily on historical experience of previously outstanding awards.  The interest rate used is the treasury interest rate for constant maturities. The Company uses the Black-Scholes-Merton pricing model. The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2012 in accordance with ASC Topic 718 and thus may include amounts from awards granted in and prior to fiscal 2012. The assumptions used were:

	Year ended	Year ended
	June 30, 2012	June 30, 2011
Expected volatility	119% - 122%	117%
Weighted average expected volatility	119% - 122%	117%
Dividend yields	0%	0%
Risk-free interest rate	0.9% - 2.01%	1.18% - 1.47%
Expected term, in years	3 - 7	3 - 7

Narrative Discussion of Summary Compensation Table of Executive Officers

The following is a narrative discussion of the material information which we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our executive officers. Each executive officer receives a base salary, and is eligible for an incentive bonus based on attaining certain goals and long-term equity incentive awards, which are designed to reward executive officers for achieving strategic milestones, as well as for retaining executive officers and other key employees.

The goals set for the fiscal 2011 and 2012 incentive bonus plans were not met, so no bonus payments were made to the executive officers. The Compensation Committee did award discretionary stock options to the executive officers for fiscal 2011 and 2012.

J. James Gaynor

Cash Compensation (Base Salaries and Bonuses).

Mr. Gaynor was awarded total cash compensation for his services to the Company in fiscal 2012 in the amount of $218,943. This represents his annual base salary for fiscal 2012.  The base salary paid to Mr. Gaynor for fiscal 2012 constituted approximately 85% of the total compensation paid to Mr. Gaynor as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards and Stock Option Awards.

On October 27, 2006, Mr. Gaynor was granted an option to purchase 20,000 shares which vested one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on October 27, 2010.  Based on the vesting schedule of the options, we recognized compensation expense of approximately $5,043 in fiscal 2011 under ASC Topic 718, Share-Based Payment.

On November 6, 2007, Mr. Gaynor was granted an option to purchase 15,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on November 6, 2011.  Based on the vesting schedule of the options, we recognized compensation expense of $6,766 in fiscal 2011 and $2,066 in fiscal 2012 under ASC Topic 718, Share-Based Payment.

On January 31, 2008, Mr. Gaynor was granted an option to purchase 30,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on January 31, 2012.  Based on the vesting schedule of the options, we recognized $9,214 of compensation expenses for fiscal 2011 and $4,241 for fiscal 2012 under ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Gaynor was granted an option to purchase 50,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on February 4, 2014.  Based on the vesting schedule of the options, we recognized $18,018 of compensation expenses for fiscal 2011 and $17,762 for fiscal 2012. We expect to recognize compensation expense of approximately $17,762 in fiscal 2013 and $10,363 in fiscal 2014 under ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Gaynor was granted an option to purchase 25,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 3, 2014.  Based on the vesting schedule of the options, we recognized $5,591 of compensation expenses for fiscal 2011 and $8,388 for fiscal 2012. We expect to recognize compensation expense of approximately $8,388 in each of fiscal 2013 and fiscal 2014 and $2,797 in fiscal 2015 under ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Gaynor was granted an option to purchase 40,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2015.  Based on the vesting schedule of the options, we recognized $5,245 of compensation expenses for fiscal 2012. We expect to recognize compensation expense of approximately $6,992 in each of fiscal 2013, fiscal 2014 and fiscal 2015 and $1,747 in fiscal 2016 under ASC Topic 718, Share-Based Payment.

All Other Compensation.

Mr. Gaynor is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. He received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, dental insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement.

Mr. Gaynor is eligible to receive twenty-four months compensation in the event of a change-of-control. For additional details, please see the section titled “Potential Payments Upon Termination or Change-of-Control”.

Dorothy Cipolla

Cash Compensation (Base Salaries and Bonuses).

Ms. Cipolla was awarded total cash compensation for her services to the Company in fiscal 2012 in the amount of $159,289. This represents her annual base salary for fiscal 2012. The base salary paid to Ms. Cipolla for fiscal 2012 constituted approximately 94% of the total compensation paid to Ms. Cipolla as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards and Stock Option Awards.

On October 27, 2006, Ms. Cipolla was granted an option to purchase 20,000 shares which vested one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on October 27, 2010. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $5,043 in fiscal 2011 under ASC Topic 718, Share-Based Payment.

On November 6, 2007, Ms. Cipolla was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on November 6, 2011. Based on the vesting schedule of the options, the Company recognized compensation expense of $4,511 in fiscal 2011 and $1,375 in fiscal 2012 under ASC Topic 718, Share-Based Payment.

On February 4, 2010, Ms. Cipolla was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on February 4, 2014. Based on the vesting schedule of the options, the Company recognized compensation expense of $3,604 in fiscal 2011 and $3,553 in fiscal 2012 and expects to recognize compensation expense of approximately $3,553 in fiscal 2013 and $2,072 in fiscal 2014 under ASC Topic 718, Share-Based Payment.

On November 3, 2010, Ms. Cipolla was granted an option to purchase 9,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 3, 2014. Based on the vesting schedule of the options, the Company recognized compensation expense of $2,013 in fiscal 2011 and $3,020 in fiscal 2012 and expects to recognize compensation expense of approximately $3,020 in each of fiscal 2013 and fiscal 2014 and $1,007 in fiscal 2015 under ASC Topic 718, Share-Based Payment.

On October 27, 2011, Ms. Cipolla was granted an option to purchase 12,500 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2015. Based on the vesting schedule of the options, the Company recognized compensation expense of $1,640 in fiscal 2012 and expects to recognize compensation expense of approximately $2,185 in each of fiscal 2013, fiscal 2014 and fiscal 2015 and $545 in fiscal 2016 under ASC Topic 718, Share-Based Payment.

All Other Compensation.

Ms. Cipolla is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. She received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement.

Ms. Cipolla is eligible to receive three months compensation in the event of a change-of-control.  For additional details, please see the section titled “Potential Payments Upon Termination or Change-of-Control”.

Alan Symmons

Cash Compensation (Base Salaries and Bonuses).

Mr. Symmons was awarded total cash compensation for his services to the Company in fiscal 2012 in the amount of $135,154. This represents his annual base salary for fiscal 2012. The base salary paid to Mr. Symmons for fiscal 2012 constituted approximately 94% of the total compensation paid to Mr. Symmons as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards and Stock Options Awards.

On October 18, 2006, Mr. Symmons was granted a stock option for 5,000 shares which vested one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on October 18, 2010. Based on the vesting schedule of the shares, the Company recognized compensation expense of $1,189 in fiscal 2011 under ASC Topic 718, Share-Based Payment.

On December 3, 2007, Mr. Symmons was granted an option to purchase 5,000 shares which vested one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on December 3, 2011. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $2,406 in fiscal 2011 and $919 in fiscal 2012 under ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Symmons was granted an option to purchase 10,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on February 4, 2014. Based on the vesting schedule of the options, the Company recognized compensation expense of $3,604 in fiscal 2011 and $3,553 in fiscal 2012 and expects to recognize compensation expense of approximately $3,553 in fiscal 2013 and $2,072 in fiscal 2014 under ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Symmons was granted an option to purchase 7,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on November 3, 2014. Based on the vesting schedule of the options, the Company recognized compensation expense of $1,565 in fiscal 2011 and $2,349 in fiscal 2012 and expects to recognize compensation expense of approximately $2,349 in each of fiscal 2013 and fiscal 2014 and $784 in fiscal 2015 under ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Symmons was granted an option to purchase 12,500 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2015. Based on the vesting schedule of the options, the Company recognized compensation expense of $1,640 in fiscal 2012 and expects to recognize compensation expense of approximately $2,185 in each of fiscal 2013, fiscal 2014 and fiscal 2015 and $545 in fiscal 2016 under ASC Topic 718, Share-Based Payment.

All Other Compensation.

Mr. Symmons is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. He received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement.

Mr. Symmons is eligible to receive three months compensation in the event of a change-of-control.  For additional details, please see the section titled “Potential Payments Upon Termination or Change-of-Control”.

Brian Soller

Cash Compensation (Base Salaries and Bonuses).

Mr. Soller was awarded total cash compensation for his services to the Company in fiscal 2012 in the amount of $140,538. This represents his annual base salary for fiscal 2012. The base salary paid to Mr. Soller for fiscal 2012 constituted approximately 93% of the total compensation paid to Mr. Soller as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards and Stock Options Awards.

On September 13, 2010, Mr. Soller was granted an option to purchase 20,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on September 13, 2014. Based on the vesting schedule of the options, the Company recognized compensation expense of $7,088 in fiscal 2011 and $8,507 in fiscal 2012 and expects to recognize compensation expense of approximately $8,507 in each of fiscal 2013 and fiscal 2014 and $1,419 in fiscal 2015 under ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Soller was granted an option to purchase 12,500 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vests as to the last fourth on October 27, 2015. Based on the vesting schedule of the options, the Company recognized compensation expense of $1,640 in fiscal 2012 and expects to recognize compensation expense of approximately $2,185 in each of fiscal 2013, fiscal 2014 and fiscal 2015 and $545 in fiscal 2016 under ASC Topic 718, Share-Based Payment.

All Other Compensation.

Mr. Soller is eligible to participate in COBRA health insurance and in any other benefits generally available to our employees. He received “other compensation” for these benefits generally available to all of our employees, including insurance payments for health insurance, life insurance, short term disability and long term disability premiums.

Change of Control Agreement.

Mr. Soller is eligible to receive three months compensation in the event of a change-of-control.  For additional details, please see below.

Potential Payments upon Termination or Change in Control

The following table provides the change of control payments that are due to the executive officers named in the Summary Compensation Table. These cash payments would be due to the executive officers in the event of a change of control.

Executive Officer	Amount of Payment Upon A Change of Control (1)
J. James Gaynor (2)	$450,000
Dorothy Cipolla (3)	$41,250
Brian Soller (3)	$36,250
Alan Symmons (3)	$35,000

All unvested stock options for Mr. Gaynor immediately vests upon a change of control.  If Mr. Gaynor is terminated without cause, he is entitled to three months paid COBRA benefits.

(1)	A change-of-control is defined as any of the following transactions occurring:

•	The dissolution or liquidation of the Company,

•
The stockholders of the Company approve an agreement providing for a sale, lease or other disposition of all or substantially all of the assets of the Company and the transactions contemplated by such agreement are consummated,

•	A merger or a consolidation in which the Company is not the surviving entity,

•	Any person acquires the beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, and

•
The individuals who, prior to the transaction, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at lease fifty percent (50%) of the Board, except that if the election of or nomination for election by the Stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be deemed to be a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering of the common stock of the Company shall not be considered a change-of-control.

(2)	Payments made pursuant to a change of control to Mr. Gaynor would be paid in a lump sum and would only be paid out in the event Mr. Gaynor was no longer employed by the Company.

(3)
Payments made pursuant to a change-of-control to Ms. Cipolla, Mr. Symmons or Mr. Soller would occur according to our normal payroll schedule and would only be paid out in the event they were no longer employed by the Company.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
(a)	(b)	(c)	(e)		(f)
Name	Number of	Number of	Option	Vesting	Option
	Securities	Securities	Exercise	Schedule	Expiration
	Underlying	Underlying	Price ($)		Date
	Unexercised	Unexercised
	Options (#)	Options (#)
	Exercisable	Unexercisable
J. James Gaynor	15,000	—	$3.47	2 year cliff	7/24/2016
	20,000	—	$4.80	25%/yr for 4 yrs	10/27/2016
	15,000	—	$3.05	25%/yr for 4 yrs	11/6/2017
	30,000	—	$2.10	25%/yr for 4 yrs	1/31/2018
	25,000	25,000	$2.66	25%/yr for 4 yrs	2/4/2020
	6,250	18,750	$2.69	25%/yr for 4 yrs	11/3/2020
	—	40,000	$1.39	25%/yr for 4 yrs	10/27/2021
Dorothy Cipolla	15,000	—	$4.53	2 year cliff	2/28/2016
	20,000	—	$4.80	25%/yr for 4 yrs	10/27/2016
	10,000	—	$3.05	25%/yr for 4 yrs	11/6/2017
	5,000	5,000	$2.66	25%/yr for 4 yrs	2/4/2020
	2,250	6,750	$2.69	25%/yr for 4 yrs	11/3/2020
	—	12,500	$1.39	25%/yr for 4 yrs	10/27/2021
Brain Soller	5,000	15,000	$3.40	25%/yr for 4 yrs	9/13/2020
	—	12,500	$1.39	25%/yr for 4 yrs	10/27/2021
Alan Symmons	5,000	—	$5.24	4 year cliff	10/18/2016
	5,000	—	$3.27	25%/yr for 4 yrs	12/3/2017
	5,000	5,000	$2.66	25%/yr for 4 yrs	2/4/2020
	1,750	5,250	$2.69	25%/yr for 4 yrs	11/3/2020
	—	12,500	$1.39	25%/yr for 4 yrs	10/27/2021

The stock options are issued pursuant to the Plan and have a ten year life. The awards will terminate 90 days after termination of employment.

DIRECTOR COMPENSATION

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

Cash Compensation Paid to Board Members

For fiscal year 2005 and beyond, all non-employee members of the Board of Directors receive a retainer of $2,000 per month, paid quarterly. There are no meeting attendance fees paid unless, by action of the Board of Directors, such fees are deemed advisable due to a special project or other effort requiring extra-normal commitment of time and effort. Additionally, the following fees are paid to the Chairman of the Board and Committee Chairmen on a quarterly basis for their responsibilities overseeing their respective functions:

Base Amount
Chairman of the Board	$15,000
Audit Committee Chairman	$2,000
Compensation Committee Chairman	$1,000
Finance Committee Chairman	$1,000

The Directors earned the amounts above for fiscal 2012, subject to a 5-10% reduction, which was put in place when the Orlando staff received a pay reduction in fiscal 2009. The board fees will revert to base amounts when the Orlando pay reduction is eliminated. Directors who are employees of the Company receive no compensation for their service as directors.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2012.

Name (1)	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation		Total
	($)(2)	($)(3)	($)		($)
(a)	(b)	(c)	(g)		(h)
Robert Ripp	$79,800	$36,612	$10,279	(4)	$116,412
Sohail Khan	$22,800	$36,612	$-		$59,412
Steve Brueck	$22,800	$36,612	$-		$59,412
Louis Leeburg	$30,400	$36,612	$-		$67,012
Gary Silverman	$26,600	$36,612	$-		$63,212
M. Scott Faris	$6,000	$2,889	$-		$8,889

(1)  J. James Gaynor, the Company’s President and Chief Executive Officer during fiscal 2012, is not included in this table as he was an employee of the Company and thus received no compensation for his services as director. The compensation received by Mr. Gaynor as an employee of the Company is shown in the Summary Compensation Table on page 25.

(2) These amounts reflect total amounts paid for fiscal 2012. Amounts which were earned in fiscal 2012, and amounts which remain unpaid are as follows: Mr. Ripp - $19,950 remains unpaid for total fees equal to $80,850; Mr. Leeburg - $7,600 remains unpaid for total fees equal to $30,000; Mr. Silverman - $6,650 remains unpaid for total fees equal to $26,950; Dr. Brueck - $5,700 remains unpaid for total fees equal to $23,100; Mr. Khan - $5,700 remains unpaid for total fees equal to $23,100; and Mr. Faris $5,700 remains unpaid for total fees equal to $11,700.

(3) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2012 in accordance with ASC Topic 718 and thus may include amounts from awards granted in and prior to 2012.

(4) Mr. Ripp’s “other compensation” includes monies received for travel reimbursement for fiscal 2012.  This amount includes parking, mileage and toll expenses for Company related meetings and leased aircraft fees for travel to one board meeting.

Stock Option/Restricted Stock Program

All directors are eligible to receive equity incentives under the Plan, including stock options, restricted stock awards or units. In fiscal year 2012, the following directors received grants under the Plan:

	Restricted Stock Units

Name of Director	Number of Units Granted	Grant Date	Fair Value Price Per Share
Dr. Steve Brueck	29,000	10/27/2011	$1.39
Sohail Khan	29,000	10/27/2011	$1.39
Louis Leeburg	29,000	10/27/2011	$1.39
Robert Ripp	29,000	10/27/2011	$1.39
Gary Silverman	29,000	10/27/2011	$1.39
M. Scott Faris	15,000	12/23/2011	$0.99
	160,000

Narrative Disclosure of Summary Compensation Table of Directors

The following is a narrative discussion of the material information which we believe is necessary to understand the information disclosed in the previous tables.  The following narrative disclosure is separated into sections, with a separate section for each of our directors, except for Mr. Gaynor.

Robert Ripp

Cash Compensation (Base Fees and Position Fees).

Mr. Ripp earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $126,691. This represents his retainer and chairman fees for fiscal 2012. Fees paid were $79,800 with $19,950 due in accounts payable at year end. The base fees to Mr. Ripp for fiscal 2012 constituted approximately 63% of the total fees paid to Mr. Ripp as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On February 1, 2008, Mr. Ripp was granted an option to purchase 30,000 shares which vests one-fourth of the shares on each of the first, second and third anniversaries of the grant date, and vested as to the last fourth on February 1, 2012. Based on the vesting schedule of the options, the Company recognized compensation expense of approximately $51,900 prior to fiscal 2010 in accordance with ASC Topic 718, Share-Based Payment.

On November 6, 2007, Mr. Ripp was granted a restricted stock unit for 10,000 shares which vested on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $7,114 in fiscal 2011 and $2,371 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On October 30, 2008, Mr. Ripp was granted a restricted stock unit for 15,000 shares which vested one-third of the shares on each of the first and second anniversaries of the grant date, and vested as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,050 in fiscal 2011 and $763 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Ripp was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on February 4, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2011 and $9,950 in fiscal 2012 and expects to recognize $5,807 in fiscal 2013 in accordance with ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Ripp was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 3, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,863 in fiscal 2011 and $13,450 in fiscal 2012 and expects to recognize $13,450 in fiscal 2013 and $4,487 in fiscal 2014 in accordance with ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Ripp was granted a restricted stock unit for 29,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and expects to recognize $13,437 in fiscal 2013 and fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

Sohail Khan

Cash Compensation (Base Fees and Position Fees).

Mr. Khan earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $22,800. This represents his retainer for fiscal 2012. Fees paid were $22,800 with $5,700 due in accounts payable at year end. The base fees to Mr. Khan for fiscal 2012 constituted approximately 38% of the total fees paid to Mr. Khan as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On November 6, 2007, Mr. Khan was granted a restricted stock unit for 10,000 shares which vested on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $7,114 in fiscal 2011 and $2,371 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On October 30, 2008, Mr. Khan was granted a restricted stock unit for 15,000 shares which vested one-third of the shares on each of the first and second anniversaries of the grant date, and vested as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,050 in fiscal 2011 and $763 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Khan was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on February 4, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2011 and $9,950 in fiscal 2012 and expects to recognize $5,807 in fiscal 2013 in accordance with ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Khan was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 3, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,863 in fiscal 2011 and $13,450 in fiscal 2012 and expects to recognize $13,450 in fiscal 2013 and $4,487 in fiscal 2014 in accordance with ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Khan was granted a restricted stock unit for 29,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and expects to recognize $13,437 in fiscal 2013 and fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

Steven Brueck

Cash Compensation (Base Fees and Position Fees).

Dr. Brueck earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $22,800. This represents his retainer for fiscal 2012. Fees paid were $22,800 with $5,700 due in accounts payable at year end. The base fees to Dr. Brueck for fiscal 2012 constituted approximately 38% of the total fees paid to Dr. Brueck as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On November 6, 2007, Dr. Brueck was granted a restricted stock unit for 10,000 shares which vested on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $7,114 in fiscal 2011 and $2,371 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On October 30, 2008, Dr. Brueck was granted a restricted stock unit for 15,000 shares which vested one-third of the shares on each of the first and second anniversaries of the grant date, and vested as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,050 in fiscal 2011 and $763 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On February 4, 2010, Dr. Brueck was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on February 4, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2011 and $9,950 in fiscal 2012 and expects to recognize $5,807 in fiscal 2013 in accordance with ASC Topic 718, Share-Based Payment.

On November 3, 2010, Dr. Brueck was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 3, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,863 in fiscal 2011 and $13,450 in fiscal 2012 and expects to recognize $13,450 in fiscal 2013 and $4,487 in fiscal 2014 in accordance with ASC Topic 718, Share-Based Payment.

On October 27, 2011, Dr. Brueck was granted a restricted stock unit for 29,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and expects to recognize $13,437 in fiscal 2013 and fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

Louis Leeburg

Cash Compensation (Base Fees and Position Fees).

Mr. Leeburg earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $30,400. This represents his retainer and fee for audit committee chair for fiscal 2012. Fees paid were $30,400 with $7,600 due in accounts payable at year end. The base fees to Mr. Leeburg for fiscal 2012 constituted approximately 45% of the total fees paid to Mr. Leeburg as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On November 6, 2007, Mr. Leeburg was granted a restricted stock unit for 10,000 shares which vested on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $7,114 in fiscal 2011 and $2,371 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On October 30, 2008, Mr. Leeburg was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vested as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,050 in fiscal 2011 and $763 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Leeburg was granted a restricted stock unit for 15,000 shares which vested one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on February 4, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2011 and $9,950 in fiscal 2012 and expects to recognize $5,807 in fiscal 2013 in accordance with ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Leeburg was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 3, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,863 in fiscal 2011 and $13,450 in fiscal 2012 and expects to recognize $13,450 in fiscal 2013 and $4,487 in fiscal 2014 in accordance with ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Leeburg was granted a restricted stock unit for 29,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and expects to recognize $13,437 in fiscal 2013 and fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

Gary Silverman

Cash Compensation (Base Fees and Position Fees).

Mr. Silverman earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $26,600. This represents his retainer and fee for compensation committee chair for fiscal 2012. Fees paid were $26,600 with $6,650 due in accounts payable at year end. The base fees to Mr. Silverman for fiscal 2012 constituted approximately 42% of the total fees paid to Mr. Silverman as set forth in the “Total” column in the Summary Compensation Table.

Long-Term Equity Incentive Awards.

On November 6, 2007, Mr. Silverman was granted a restricted stock unit for 10,000 shares which vested on November 6, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $7,114 in fiscal 2011 and $2,371 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On October 30, 2008, Mr. Silverman was granted a restricted stock unit for 15,000 shares which vested one-third of the shares on each of the first and second anniversaries of the grant date, and vested as to the last third on October 30, 2011. Based on the vesting schedule of the stock, the Company recognized compensation expense of $3,050 in fiscal 2011 and $763 in fiscal 2012 in accordance with ASC Topic 718, Share-Based Payment.

On February 4, 2010, Mr. Silverman was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on February 4, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $9,950 in fiscal 2011 and $9,950 in fiscal 2012 and expects to recognize $5,807 in fiscal 2013 in accordance with ASC Topic 718, Share-Based Payment.

On November 3, 2010, Mr. Silverman was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on November 3, 2013. Based on the vesting schedule of the stock, the Company recognized compensation expense of $8,863 in fiscal 2011 and $13,450 in fiscal 2012 and expects to recognize $13,450 in fiscal 2013 and $4,487 in fiscal 2014 in accordance with ASC Topic 718, Share-Based Payment.

On October 27, 2011, Mr. Silverman was granted a restricted stock unit for 29,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on October 27, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $10,078 in fiscal 2012 and expects to recognize $13,437 in fiscal 2013 and fiscal 2014 and $3,358 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

M. Scott Faris

Cash Compensation (Base Fees and Position Fees).

Mr. Faris earned total cash compensation for his services to the Company in fiscal 2012 in the amount of $6,000. This represents his retainer and fee for compensation committee chair for fiscal 2012. Fees paid were $6,000 with $5,700 due in accounts payable at year end. The base fees to Mr. Faris for fiscal 2012 constituted approximately 67% of the total fees paid to Mr. Faris as set forth in the “Total” column in the Summary Compensation Table.

 Long-Term Equity Incentive Awards.

On December 23, 2011, Mr. Faris was granted a restricted stock unit for 15,000 shares which vests one-third of the shares on each of the first and second anniversaries of the grant date, and vests as to the last third on December 23, 2014. Based on the vesting schedule of the stock, the Company recognized compensation expense of $2,889 in fiscal 2012 and expects to recognize $4,950 in fiscal 2013 and fiscal 2014 and $2,061 in fiscal 2015 in accordance with ASC Topic 718, Share-Based Payment.

Equity Compensation Plan Information

The following table sets forth as of June 30, 2012, the end of the Company’s most recent fiscal year, information regarding (i) all compensation plans previously approved by the stockholders and (ii) all compensation plans not previously approved by the stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise and grant price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	1,715,625	$2.61	99,139

Equity compensation plans not approved by security holders	—	—	—

ITEM NO. 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
OMNIBUS INCENTIVE PLAN

The Amended and Restated Omnibus Incentive Plan (the “Plan”), currently has authorized for issuance 1,715,625 shares of Class A common stock (the “Common Stock”) of which 59,918 shares remain available for future grants as of December 3, 2012. Our Board of Directors desire to amend the Plan to increase the shares authorized for issuance by 1,000,000 shares to a total of 2,715,625 shares.

Our Board of Directors believes that the approval of the amendment to the Plan is in the best interests of our Company and stockholders, because the availability of an adequate number of shares reserved for issuance under the Plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success.

Reasons for the Amendment

The Plan was approved by the Company’s stockholders at the Company’s Annual Meeting on October 15, 2002. At that time, the Plan combined two previously outstanding incentive plans and provided that the maximum number of shares of  Common Stock which could be issued pursuant to the Plan, subject to certain adjustments, was 3,725,000 shares. In March 2003, the Company affected a 1-for-8 reverse stock split which reduced the maximum number of shares issuable under the Plan to 465,625.

Key Data

On an aggregate basis, the Plan represents all equity incentive compensation activities of the Company since its incorporation. A summary of that activity, encompassing the approximately 20 year period from the Company’s incorporation in 1992 to December 2012 is as follows:

			“Overhang”
			percent as of
	Shares	Shares	December 3, 2012*

USE OF STOCK IN THE PLAN
Shares granted and issued since 1992		445,393	—
Shares outstanding at December 3, 2012:
Options - exercise prices over $6 per share		—	—
Options - exercise prices under $6 per share	615,614
Restricted Stock	594,700	1,210,314	10.3%

Shares remaining available in Plan at December 3, 2012		59,918	0.5%

Total, December 3, 2012		1,715,625	—

Proposed additional shares		1,000,000	8.5%

Pro-forma total, January 31, 2013 Sum of “Overhang”		2,715,625	19.2%

*Overhang is calculated for purposes of this presentation as the number of shares of the type that are issued but subject to continued restriction (Restricted Stock), issuable upon exercise (options with exercise prices under $6.00 per share], or potentially issuable in the future under either restricted stock or option agreements divided by the 11,801,684 shares of Common Stock outstanding at December 3, 2012. Note that the Company has no stock options outstanding with exercise prices greater that $6.00 per share.

Because incentive awards granted under the Plan are generally discretionary the table below sets forth information pertaining to stock options and shares of restricted stock that were granted in fiscal 2012 pursuant to the Plan to the persons or groups named below:

	Total Number	Dollar Value	Total Number	Dollar Value
	of	of	of Shares of	of Shares of
Name and Position	Stock Options	Stock Options	Resticted Stock	Resticted Stock

J. James Gaynor	40,000	$55,600	—	$—
President & CEO
Dorothy Cipolla	12,500	$17,375	—	$—
CFO, Secretary & Treasurer
Brian Soller	12,500	$17,375	—	$—
VP of Business Development and Sales
Alan Symmons	12,500	$17,375	—	$—
VP of Engineering
All current executive officers as a group	77,500	$107,725	—	$—

All current non-employee directors as a group	—	$—	160,000	$216,400

All employees except for executive officeers as a group	12,500	$12,499	—	$—

The additional 1,000,000 shares to be reserved for issuance under the Plan pursuant to this amendment is currently expected to be adequate for grants and awards for approximately four (4) years based on a projection for both directors’ compensation (approximately 500,000 shares) and employee and executive officer compensation (approximately 310,000 shares).  Based on such projection, the shares of Common Stock that might be granted during such period would total approximately 6.9% of outstanding shares.  Not all shares granted actually become issued shares of Common Stock.

The Board believes that, to attract, motivate and retain qualified officers, directors and employees, to incentivize such persons to attain the Company’s long-term goal of increasing stockholder value, and to continue to promote the well being of the Company, it is in the best interests of the Company and its stockholders to provide officers, directors and employees of the Company, through the granting of equity incentive awards, the opportunity to participate in the appreciation in value, if any, of the Company’s Common Stock. The future success of the Company will be based on a combination of dedicated and competent management working alongside skilled and experienced electo-optic engineers and production personnel. The Board believes that the additional 1,000,000 shares to be reserved for issuance under the Plan will ensure the Company’s ability to retain and have access to qualified individuals.

Description Of The Plan And The Proposed Amendment

The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which was filed as an exhibit to our proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2002. Amendments No. 1 and No. 2 to the Plan were filed on Form S-8 on February 12, 2009.  Amendment No. 3 to the Plan was approved by our shareholders on November 1, 2007 and is filed as Appendix A with this Proxy Statement. Amendment No. 4 is filed with this Proxy Statement as Appendix B. The proposed Amendment No. 5 to the Plan, that would effect the amendment described in Item No. 2, is attached to the Proxy Statement as Appendix C.

In General

Under the terms of the Plan, employees and officers of the Company and any subsidiary are eligible to receive incentive stock options (“Incentive Options”) within the meaning of Section 422 of the Internal Revenue Code (“Code”), stock appreciation rights and/or performance bonuses of cash or stock. In addition, employees and officers of the Company and any subsidiary, and directors of the Company, are eligible to receive options that do not qualify as Incentive Options (“Nonqualified Options”) and/or restricted stock or unit awards pursuant to the terms of the Plan.  Generally, no consideration is received by the Company upon the grant of any options or awards; however, the Company will receive consideration upon the exercise of any options. To date, the only forms of awards under the Plan have been Incentive Options, Nonqualified Options and restricted stock awards. The Plan is administered by the Board or a committee appointed by the Board (the “Omnibus Committee” – which is currently the Compensation Committee).  As of December 3, 2012, approximately 55 employees and six directors were eligible to participate in the Plan; however, awards may be granted only to such officers, directors and employees of the Company as the Omnibus Committee selects from time to time in its sole discretion.

The Plan currently provides that the maximum number of shares of Common Stock issuable under the Plan is 1,715,625 and as of December 3, 2012, there were only 59,918 shares remaining available for grant to persons participating in the Plan. The proposed amendment would increase the number of shares of Common Stock reserved for issuance under the Plan to a total of 2,715,625 shares, thereby providing an aggregate of 1,059,918 shares available for future grants to persons participating in the Plan.

Incentive Options are generally exercisable for a period of up to ten years from the grant date and the exercise price may not be less than the fair market value of the Common Stock on the grant date.  The fair market value of a share of Common Stock is $1.02 as of December 3, 2012.

Options (whether Incentive Options or Nonqualified Options) granted under the Plan generally may be exercised only while the recipient is employed or retained by the Company or within three months after the date of termination of employment. However, if termination is due to death or permanent disability of the option holder, the option may be exercised within one year of the date of termination. To exercise an award, the option holder’s payment may be made by cash or by any other means approved by the Board of Directors or the Omnibus Committee.

Under the terms of the Plan, an option holder has none of the rights of a stockholder with respect to the shares issuable upon the exercise of the option or satisfaction of conditions for the award, until such shares are issued. No adjustment may be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the recipient, an award is exercisable only by the option holder. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

Restricted stock may also be awarded under the Plan. Under the Plan, a restricted stock award or unit is a grant of stock of the Company that is subject to certain restrictions that the Company places on such stock. Typically, the restricted stock is subject to forfeiture by the recipient, which gradually decreases in amount over a certain period of time. Generally any “unvested” shares at the time of termination or resignation of the recipient are forfeited unless modified by the Board of Directors. Any “unvested” shares of restricted stock issued to directors will immediately vest upon their termination from the Board. Other restrictions may be placed on the stock, including, but not limited to, Section 16 of the Exchange Act and other transfer restrictions subsequent to vesting and after issuance.

Federal Income Tax Consequences

Nonqualified Stock Options.  Generally, no income is recognized when a nonqualified stock option is granted to the option holder. Generally, upon the exercise of a nonqualified stock option, the excess of the fair market value of the shares on the date of exercise over the option price is ordinary income to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

Incentive Stock Options. Generally, no regular taxable income is recognized upon the exercise of an incentive option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an incentive option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the “Holding Periods”). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss.

Restricted Stock. In the case of a restricted stock award, the excess of the fair market value of the underlying shares of the restricted stock award over the amount paid for the restricted stock award will be taxed as ordinary income to the recipient in the first taxable year in which the underlying common shares are no longer subject to vesting or similar types of forfeiture restrictions. Alternatively, with respect to an individual who files a timely election under Section 83(b) of the Code, such excess will instead be taxed as ordinary income upon the effectiveness of the grant of such restricted stock award notwithstanding any vesting or similar types of forfeiture restrictions. The income realized by the recipient is generally treated as wages and will be subject to withholding taxes even though no cash is paid to the recipient by us. In the case of restricted stock units, the election under Section 83(b) of the Code is not available and the holder may elect to defer receipt of the stock, and thus taxation thereon, when the vesting occurs. When a holder so elects deferral, the holder must remain at risk that the property (stock) may never be delivered to him due to adverse developments.

The Company Deduction.  The Company is entitled to a tax deduction in connection with the exercise of a nonqualified stock option equal to the ordinary income recognized by the option holder.  The Company is also entitled to a tax deduction in connection with the vesting of restricted stock or, earlier in the case of the grantee making an election pursuant to Section 83(b) of the Code (in both cases, conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

Holding Periods. Provided the shares sold or exchanged are held for more than twelve (12) months prior to such sale or exchange, the resulting gain or loss will be long-term in character. If the shares are held for less than twelve months prior to their sale or exchange, the resulting gain or loss will be short-term in character. In the case of restricted stock units, the holding period does not begin until the holder elects to receive the stock and be subject to the recognition of income subject to taxation at ordinary income rates.

Other Tax Considerations. This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the Omnibus Plan. A participant should consult his or her personal tax advisor to determine the particular tax consequences of the plan, including the application and effect of foreign state and local taxes, and any changes in the tax laws after the date of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE PLAN.

ITEM NO. 3

RATIFICATION OF INDEPENDENT AUDITOR

It is the responsibility of the Audit Committee to select and retain independent auditors. Our Audit Committee has appointed Cross Fernandez & Riley LLP (“CFR”) as our independent auditors for the Company’s fiscal year ending June 30, 2013. Although stockholder ratification of the Audit Committee’s selection of independent auditors is not required by our By-laws or otherwise, we are submitting the selection of CFR to stockholder ratification so that our stockholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company.

Representatives of CFR will be present at the Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders present at the meeting.

The following table presents fees paid or to be paid for professional audit services rendered by CFR for the audit of the Company’s annual financial statements during the years ended June 30, 2012 and 2011, and fees billed for other services rendered by CFR:

	Fiscal 2012	Fiscal 2011
Audit Fees (1)	119,385	120,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total All Fees	$119,385	$120,750

(1)
Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports, and review of other documents filed with the Securities and Exchange Commission within those fiscal years.

The Audit Committee has adopted policies and procedures to oversee the external audit process including engagement letters, estimated fees and solely pre-approving all permitted audit and non-audit work performed by CFR. The Audit Committee has pre-approved all fees for audit and non-audit work performed.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE RATIFICATION OF CFR AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2013

OTHER BUSINESS

The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of stockholders other than that for which notice is provided in this proxy statement and the accompanying notice.  In the event any other matters properly come before the Annual Meeting, it is expected that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

2012 ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report for 2012, which contains the Company’s Form 10-K for the fiscal year ended June 30, 2012, and consolidated financial statements, as filed with the SEC, have been included in this mailing.  Additional copies may be obtained without charge to stockholders upon written request to Investor Relations at 2603 Challenger Tech Court, Suite 100, Orlando, Florida USA 32826.  In addition, copies of this document, the Form 10-K and all other documents filed electronically by the Company may be reviewed and printed from the SEC’s website at: http://www.sec.gov.

By Order of the Board of Directors,

J. James Gaynor

President & Chief Executive Officer
Orlando, Florida
December 21, 2012

Appendix A

AMENDMENT NO. 3 TO THE
AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
November 1, 2007

The Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”) is hereby amended by increasing the “Plan Maximum,” as defined in Section 6 of the Plan, from 915,625 shares of Class A Common Stock to 1,715,625 shares of Class A Common Stock, subject to adjustment as provided in Section 15 of the Plan. This Amendment No. 3 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan was adopted by the Board of Directors on August 1, 2007, and approved by the stockholders of LightPath Technologies, Inc. on and effective as of November 1, 2007.

Appendix B

AMENDMENT No. 4 TO THE
AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN

January 1, 2009

The Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2009, in order to comply with Section 409A of the Code:

1.  Section 15 of the Plan is hereby amended by the addition of the following new subsection (d):

“(d)           Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 15 of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 15 of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Committee shall not have the authority to make any adjustments pursuant to this Section 15 of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.”

2.  Section 18 of the Plan is hereby amended by the addition of the following new subsection (h):

“(h)           Code Section 409A Compliance.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Committee, and shall comply in all respects with Section 409A of the Code.  In addition, unless the terms of an Award Agreement issued under the Plan comply with Code Section 409A, the exercise price, in the case of a Stock Option or Director’s Option, or the value of Common Stock on which any other type of Award is based, shall be no less than the Fair Market Value of such Common Stock on the effective grant date of the Award.  The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(i)           If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

(ii)           The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(iii)           Any distribution of a 409A Award following a termination of employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such separation from service, as defined under Code Section 409A.

(iv)           In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(v)           In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made within 90 days but in no event later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(vi)           In the case of a Stock Option, Director’s Option, or Stock Appreciation Right granted at an exercise price that is less than the Fair Market Value of the Common Stock underlying such Award on the date of grant, the terms of the Award Agreement shall specify the exercise date and time and form of payment of the Award in compliance with Code Section 409A no later than December 31, 2008, for Awards outstanding at that date, and no later than the date of grant for Awards issued thereafter.”

Appendix C

PROPOSED AMENDMENT NO. 5 TO THE
AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
January 31, 2013

The Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”) is hereby amended by increasing the “Plan Maximum,” as defined in Section 6 of the Plan, from 1,715,625 shares of Class A Common Stock to 2,715,625 shares of Class A Common Stock, subject to adjustment as provided in Section 15 of the Plan. This Amendment No. 5 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan was adopted by the Board of Directors on October 25, 2012, and approved by the stockholders of LightPath Technologies, Inc. on and effective as of January 31, 2013.

PROXY

ANNUAL MEETING OF STOCKHOLDERS
LIGHTPATH TECHNOLOGIES, INC.
January 31, 2013

This Proxy is solicited and proposed by the Board of Directors of LightPath Technologies, Inc.,
which recommends that you vote “For” items 1, 2 and 3.

The undersigned hereby appoints Robert Ripp (the “Proxy”), with power of substitution, to vote on the following matters, which may properly come before the Annual Meeting of Stockholders of LightPath Technologies, Inc. to be held on January 31, 2013, or any adjournment or postponement thereof. The Proxy shall cast votes according to the number of shares of common stock of the Company which the undersigned may be entitled to vote with respect to the matters set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said Proxy may lawfully do by virtue hereof and thereof.

(1)	Item No. 1: To approve the election of Class II Directors. Nominees are:

	Sohail Khan	☐	FOR	☐	WITHHOLD AUTHORITY

	Dr. Steven Brueck	☐	FOR	☐	WITHHOLD AUTHORITY

	M. Scott Faris	☐	FOR	☐	WITHHOLD AUTHORITY

(2)
Item No. 2: To approve an amendment to the Amended and Restated Omnibus Incentive Plan (the “Plan”) to increase the shares available for future grants under the Plan by 1,000,000 shares of Class A common stock (“Common Stock”) for a total of 2,715,625 shares of Common Stock.

	☐ FOR	☐	AGAINST	☐	ABSTAIN

(3)	Item No. 3: To ratify the selection of Cross, Fernandez & Riley LLP as independent auditors.

	☐ FOR	☐	AGAINST	☐	ABSTAIN

In his/her discretion, the proxy is authorized to vote on such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

☐	If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED ‘FOR’ ALL ITEMS UNDER ITEM NOS. 1, 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and the Proxy Statement dated December 21, 2012 and a copy of the Company’s Annual Report on Form 10-K.

Date:

Date:
Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING
THE ENCLOSED POSTAGE PAID ENVELOPE THANK YOU